                                                                 Exhibit 11.1(a)

                 Renal Treatment Centers, Inc. and Subsidiaries
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
           for the three and six months ended June 30, 1997 and 1996


                                                       Three Months Ended         Six Months Ended
                                                            June 30,                  June 30,
                                                       1997         1996         1997         1996
------------------------------------------------------------------------------------------------------
Net income                                         $ 6,746,051  $ 5,430,726  $12,765,449  $ 8,803,014
Add back interest on note, tax effected                 34,122       62,708       34,122      130,373
------------------------------------------------------------------------------------------------------
Net income available to common stockholders        $ 6,780,173  $ 5,493,434  $12,799,571  $ 8,933,387
======================================================================================================
Weighted average number of shares outstanding       24,962,389   25,828,734   24,737,326   25,284,349

Weighted average number of maximum shares
 subject to exercise under outstanding
 stock options                                       2,175,818    1,349,743    1,948,920    1,349,743

Weighted average shares assumed issued upon
 conversion of note                                     54,771      661,501      246,914      661,501
------------------------------------------------------------------------------------------------------
                                                    27,192,978   27,839,978   26,933,160   27,295,593

Less treasury shares assumed purchased with
 proceeds from assumed exercise of
 outstanding common stock options                    1,348,208      583,641    1,143,340      583,641
------------------------------------------------------------------------------------------------------
Weighted average number of common and
 common stock equivalents outstanding               25,844,770   27,256,337   25,789,820   26,711,952
======================================================================================================

Net income per common and common stock
 equivalent                                              $0.26        $0.20        $0.50        $0.33
======================================================================================================

                                                           Exhibit 11.1(b)



                 Renal Treatment Centers, Inc. and Subsidiaries
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
           for the three and six months ended June 30, 1997 and 1996



                                                         Three Months Ended         Six Months Ended
                                                               June 30,                  June 30,
                                                          1997         1996         1997         1996
---------------------------------------------------------------------------------------------------------
Net income                                            $ 6,746,051  $ 5,430,726  $12,765,449  $ 8,803,014
---------------------------------------------------------------------------------------------------------
Weighted average number of shares outstanding          24,962,389   25,828,734   24,737,326   25,284,349

Weighted average number of maximum shares subject
 to exercise under outstanding stock options            2,175,818    1,789,894    1,948,714    1,789,894

Less treasury shares assumed purchased with
 proceeds from assumed exercise of outstanding
 common stock options                                   1,423,420      878,159    1,195,206      863,088
---------------------------------------------------------------------------------------------------------
Weighted average number of common and common
 stock equivalents outstanding                         25,714,787   26,740,469   25,490,834   26,211,155
=========================================================================================================

Net income per common and common stock equivalent           $0.26        $0.20        $0.50  $      0.34
=========================================================================================================